SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2008 (July 7, 2008)

Sionix Corporation
(Exact name of registrant as specified in Charter)

Nevada	2-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2082 Michelson Drive, Suite 306
Irvine, CA 92612
(Address of Principal Executive Offices)

(949) 752-7980
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by Sionix Corporation (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 7, 2008, the board of directors of the Registrant appointed John Pavia to fill a vacancy on the Registrant’s board of directors.

Mr. Pavia is the founding partner and Executive Managing Director of Siena Lane Partners, LLC, an advisory group that that assists small and medium sized companies with devising and implementing growth strategies. He has served in this role since October 2006. Mr. Pavia also serves as General Counsel to several companies including IPT, LLC, a national facilities management company, since June 2008, BeenVerified, LLC and OneWayLimo.com, Inc., and he sits on the Board of Directors of RedRoller Holdings, Inc., a reporting company. From 2002 to 2006, Mr. Pavia served as Vice President, Deputy General Counsel and Assistant Secretary of RR Donnelley & Sons after joining the management team that took control of Moore Corporation Ltd. in late 2000. Mr. Pavia still serves as a consultant to the Chief Executive Officer of RR Donnelley & Sons providing advice and assistance on federal government affairs. Mr. Pavia attended American University School of Law and later clerked for U.S. District Judge Robert Zampano. He served as an Assistant District Attorney in Brooklyn from 1992 to 1995 and later became a partner at the law firm of Levy & Droney, where he worked from 1995 to 1999. Mr. Pavia has been associated with Quinnipiac University School of Law since 1990 as an Adjunct Professor.

There is no family relationship between Mr. Pavia and any of the directors, executive officers or director and officer nominees of the Registrant. There was no arrangement or understanding between Mr. Pavia and any other person pursuant to which Mr. Pavia was selected as a director. There was no transaction since the beginning of the Registrant’s last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Mr. Pavia had or will have a direct or indirect material interest. The board of directors of the Registrant has voted to approve the issuance to Mr. Pavia of a 5-year fully vested option to purchase 500,000 shares of the Registrant’s common stock at an exercise price of $0.25 per share, subject to execution of a consulting agreement and definitive option documents to be executed by the parties as soon as commercially practicable. Other than the foregoing option grant, there is no material plan, contract or arrangement to which Mr. Pavia is a party or in which he participates that was entered into in connection with his election as a director.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2008

SIONIX CORPORATION

By:  /s/ Richard H. Papalian

Name:  Richard H. Papalian
Title:    Chief Executive Officer